Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 2, 2026, with respect to the consolidated financial statements of Quanterix Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
March 4, 2026